CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Diversified Income Trust:

We consent to the use of our report, dated November 17, 2011, with respect to the financial statements included herein, on the Putnam Diversified Income Trust, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 24, 2012